                   SELECT COMFORT CORPORATION NONQUALIFIED DEFERRED
                                  COMPENSATION PLAN

                  SELECT COMFORT CORPORATION NONQUALIFIED DEFERRED
                                 COMPENSATION PLAN

                                  TABLE OF CONTENTS


                                                                    Page
                               ARTICLE I - DEFINITIONS
1.1      Account . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.2      Administrator . . . . . . . . . . . . . . . . . . . . . . . 1
1.3      Board . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.4      Bonus . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.5      Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.6      Compensation  . . . . . . . . . . . . . . . . . . . . . . . 2
1.7      Deferrals . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.8      Deferral Election . . . . . . . . . . . . . . . . . . . . . 2
1.9      Disability  . . . . . . . . . . . . . . . . . . . . . . . . 2
1.10     Effective Date  . . . . . . . . . . . . . . . . . . . . . . 2
1.11     Eligible Employee . . . . . . . . . . . . . . . . . . . . . 2
1.12     Employee  . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.13     Employer Contribution . . . . . . . . . . . . . . . . . . . 3
1.14     Investment Fund . . . . . . . . . . . . . . . . . . . . . . 3
1.15     Matching Contribution . . . . . . . . . . . . . . . . . . . 3
1.16     Participant . . . . . . . . . . . . . . . . . . . . . . . . 3
1.17     Plan Year . . . . . . . . . . . . . . . . . . . . . . . . . 3
1.18     Retirement  . . . . . . . . . . . . . . . . . . . . . . . . 3
1.19     Salary  . . . . . . . . . . . . . . . . . . . . . . . . . . 3
1.20     Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
1.21     Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . 3
1.22     Years of Service  . . . . . . . . . . . . . . . . . . . . . 3

                   ARTICLE II - PARTICIPATION

2.1      Commencement of Participation . . . . . . . . . . . . . . . 4
2.2      Loss of Eligible Employee Status  . . . . . . . . . . . . . 4

                   ARTICLE III - CONTRIBUTIONS

3.1      Deferrals . . . . . . . . . . . . . . . . . . . . . . . . . 5
3.2      Matching Contributions  . . . . . . . . . . . . . . . . . . 6
3.3      Employer Contributions  . . . . . . . . . . . . . . . . . . 6
3.4      Time of Contributions . . . . . . . . . . . . . . . . . . . 6
3.5      Form of Contributions . . . . . . . . . . . . . . . . . . . 7




                       ARTICLE IV - VESTING

4.1      Vesting of Deferrals  . . . . . . . . . . . . . . . . . . . 8
4.2      Vesting of Matching Contributions . . . . . . . . . . . . . 8
4.3      Vesting of Employer Contributions . . . . . . . . . . . . . 8
4.4      Vesting in Event of Retirement, Disability and Death  . . . 9
4.5      Amounts Not Vested  . . . . . . . . . . . . . . . . . . . . 9

                       ARTICLE V - ACCOUNTS

5.1      Accounts  . . . . . . . . . . . . . . . . . . . . . . . . .10
5.2      Investments, Gains and Losses . . . . . . . . . . . . . . I I
5.3      Forfeitures . . . . . . . . . . . . . . . . . . . . . . . I I

                    ARTICLE VI - DISTRIBUTIONS

6.1      Distribution Election . . . . . . . . . . . . . . . . . . .12
6.2      Payment Options . . . . . . . . . . . . . . . . . . . . .  12
6.3      Commencement of Payment upon Death, Disability or
         Termination . . . . . . . . . . . . . . . . . . . . . . . .13
6.4      Minimum Distribution  . . . . . . . . . . . . . . . . . . .13
6.5      Financial Hardship  . . . . . . . . . . . . . . . . . . . .13

                    ARTICLE VII - BENEFICIARIES

7.1      Beneficiaries . . . . . . . . . . . . . . . . . . . . . . .14
7.2      Lost Beneficiary  . . . . . . . . . . . . . . . . . . . . .14

                      ARTICLE VIII - FUNDING

8.1      Prohibition Against Funding . . . . . . . . . . . . . . . .14
8.2      Deposits in Trust . . . . . . . . . . . . . . . . . . . . .14
8.4      Withholding of Employee Contributions . . . . . . . . . . .14

                 ARTICLE IX - CLAIMS ADMINISTRATION

9.1      General . . . . . . . . . . . . . . . . . . . . . . . . . .15
9.2      Claim Review  . . . . . . . . . . . . . . . . . . . . . . .15
9.3      Right of Appeal . . . . . . . . . . . . . . . . . . . . . .15
9.4      Review of Appeal  . . . . . . . . . . . . . . . . . . . . .15
9.5      Designation . . . . . . . . . . . . . . . . . . . . . . . .15




                    ARTICLE X - GENERAL PROVISIONS

10.1     Administrator . . . . . . . . . . . . . . . . . . . . . . .17
10.2     No Assignment . . . . . . . . . . . . . . . . . . . . . . .17
10.3     No Employment Rights  . . . . . . . . . . . . . . . . . . .18
10.4     Incompetence  . . . . . . . . . . . . . . . . . . . . . . .18
10.5     Identity  . . . . . . . . . . . . . . . . . . . . . . . . .18
10.6     Other Benefits  . . . . . . . . . . . . . . . . . . . . . .19
10.7     No Liability  . . . . . . . . . . . . . . . . . . . . . . .19
10.8     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . .20
10.9     Insolvency  . . . . . . . . . . . . . . . . . . . . . . . .20
10.10    Amendment and Termination . . . . . . . . . . . . . . . . .20
10.11    Employer Determinations . . . . . . . . . . . . . . . . . .20
10.12    Construction  . . . . . . . . . . . . . . . . . . . . . . .20
10.13    Governing Law . . . . . . . . . . . . . . . . . . . . . . .20
10.14    Severability  . . . . . . . . . . . . . . . . . . . . . . .20
10.15    Headings  . . . . . . . . . . . . . . . . . . . . . . . . .21
10.16    Terms . . . . . . . . . . . . . . . . . . . . . . . . . . .21
10.17    Approval of IRS . . . . . . . . . . . . . . . . . . . . . .21


             SELECT COMFORT CORPORATION NONQUALIFIED DEFERRED
                           COMPENSATION PLAN


     Select Comfort Corporation, a Minnesota corporation (the "Employee"), hereby adopts this Select Comfort Corporation Nonqualified Deferred Compensation Plan (the "Plan") for the benefit of a select group of management or highly compensated employees. This plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended. This Plan is effective October 1, 1998.

                           ARTICLE I - DEFINITIONS

     1.1 ACCOUNT. The bookkeeping account established for each Participant as provided in section 5.1 hereof.

     1.2 ADMINISTRATOR. The Employer shall serve as Plan Administrator.

     1.3 BOARD. The Board of Directors of the Employer.

     1.4 BONUS. Compensation which is designated as such by the Employer and which relates to services performed during an incentive period by an Eligible Employee in addition to his or her Salary, including any pretax elective deferrals from said Bonus to any Employer sponsored plan that includes amounts deferred under a Deferral Election or a qualified cash or deferred arrangement under Code Section 401(k) or cafeteria plan under Code Section 125.

     1.5 CODE. The Internal Revenue Code of 1986, as amended.

     1.6 COMPENSATION.
     The Participant's earned income, including Salary, Bonus and other remuneration from the Employer, but excluding the following: (i) welfare benefits, fringe benefits and any other noncash remuneration; (ii) amounts realized from the sale, exchange or other disposition of stock acquired under a stock option, a stock grant or any other similar arrangement; and (iii) moving expenses.

     1.7 DEFERRALS. The portion of Compensation that a Participant elects to defer in accordance with section 3.1 hereof.

     1.8 DEFERRAL ELECTION. The separate written agreement, submitted to the Administrator, by which an Eligible Employee agrees to participate in the Plan and make Deferrals thereto.

     1.9 DISABILITY. Any medically determinable physical or mental disorder that renders a Participant incapable of continuing in the employment of the Employer in his or her regular duties of employment and is expected to continue for the remainder of a Participant's life, as determined by the Administrator in its sole discretion.

     1.10 EFFECTIVE DATE. October 1, 1998.

     1.11 ELIGIBLE EMPLOYEE. An Employee shall be considered an Eligible Employee if such Employee is employed in a level of director or above of the Employer.

     1.12 EMPLOYEE. Any person who performs services for the Employer as an employee classified by the Employer at the time the services are performed (without regard to any subsequent, prospective or retroactive classification).

     1.13 EMPLOYER CONTRIBUTION. A discretionary contribution made by the Employer to the Trust and that is credited to one or more Participant's Accounts in accordance with the terms of section 3.3 hereof.

     1.14 INVESTMENT FUND OR FUNDS. Each investment(s) that serves as a means to measure value increases or decreases with respect to a Participant's Accounts.

     1.15 MATCHING CONTRIBUTION. A contribution made by the Employer to the Trust and that is credited to one or more Participant's Accounts in accordance with the terms of section 3.2 hereof.

     1.16 PARTICIPANT. An Eligible Employee who is a Participant as provided in ARTICLE II.

     1.17 PLAN YEAR. The initial plan year shall be from October 1, 1998 through December 31, 1998. Each subsequent plan year shall commence on January 1 and end on the following December 31.

     1.18 RETIREMENT. Retirement means a Participant has retired from the employ of the Employer when or after he or she has reached age 55.

     1.19 SALARY. An Eligible Employee's base salary rate or rates in effect at any time during a Plan year, including any pretax elective deferrals from said Salary to any Employer sponsored plan that includes amounts deferred under a Deferral Election or a qualified cash or deferred arrangement under Code Section 401 (k) or cafeteria plan under Code Section 125.

     1.20 TRUST. The agreement between the Employer and the Trustee under which the assets of the Plan are held, administered and managed, which shall conform to the terms of Rev. Proc. 92-64.

     1.21 TRUSTEE. Investors Bank and Trust, or such other successor that shall become trustee pursuant to the terms of the Select Comfort Corporation Nonqualified Deferred Compensation Plan.

     1.22 YEARS OF SERVICE. A Participant's "Years of Service" shall be measured by employment during twelve (12) month periods commencing with the Participant's date of hire and anniversaries thereof.

                           ARTICLE II - PARTICIPATION

     2.1 COMMENCEMENT OF PARTICIPATION. Each Eligible Employee shall become a Participant at the earlier of the date on which his or her Deferral Election first becomes effective or the date on which an Employer Contribution is first credited to his or her Account.

     2.2 LOSS OF ELIGIBLE EMPLOYEE STATUS.

         (a) A participant who is no longer an Eligible Employee shall not be permitted to submit a Deferral Election and all Deferrals for such Participant shall cease as of the end of the Plan Year in which such Participant is determined to no longer be an Eligible Employee.

         (b) Amounts credited to the Account of a Participant described in subsection (a) shall continue to be held, pursuant to the terms of the Plan and shall be distributed as provided in ARTICLE VI.

                          ARTICLE III - CONTRIBUTIONS

     3.1 DEFERRALS.

         (a) The Employer shall credit to the Account of a Participant an amount equal to the amount designated in the Participant's Deferral Election for that Plan Year. Such amounts shall not be made available to such Participant, except as provided in ARTICLE VI, and shall reduce such Participant's Compensation from the Employer in accordance with the provisions of the applicable Deferral Election; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Employer as provided in ARTICLE VIII.

         (b) Each Eligible Employee shall deliver a Deferral Election to the Employer before any Deferrals can become effective. Such Deferral Election shall be void with respect to any Deferral unless submitted before the beginning of the calendar year during which the amount to be deferred will be earned; provided, however, that in the year in which the Plan is first adopted or an Employee is first eligible to participate, such Deferral Election shall be filed within thirty (30) days of the date on which the Plan is adopted or the date on which an Employee is first eligible to participate, respectively, with respect to Compensation earned during the remainder of the calendar year.

         (c) The Deferral Election shall, subject to the limitation set forth in section 3.1 hereof, designate the amount of Compensation deferred by each Participant, the subaccount, if any, as set forth in subsection (e), below, the beneficiary or beneficiaries of the Participant and such other items as the Administrator may prescribe. Such designations shall remain effective unless amended as provided in subsection (d), below.

         (d) A Participant may amend his or her Deferral Election from time to time; provided, however, that any amendment to the amount of a Participant's Deferrals shall comply with the provisions of subsection (b), above.

         (e) A Participant may direct his or her Deferral to be credited to one or more subaccount as may be established, as provided in ARTICLE V, by the Participant at the time of the Deferral Election.

         (f) The minimum amount that may be deferred each Plan Year is the greater of three hundred dollars ($300) or two percent (2%) of the Participant's Compensation. If total deferrals for a Plan Year fail to meet the minimum, such deferrals will be returned to Participant as if no deferral election had been made for that Plan Year.

         (g) The maximum amount that may be deferred for the initial Plan Year is fifty percent (50%) of the Participant's Salary and one hundred percent (100%) of the Participant's Bonus, net of applicable taxes. Each Plan Year thereafter, the maximum is twenty-five percent (25%) of the Participant's Salary and one hundred percent (100%) of the Participant's Bonus, net of applicable taxes.

     3.2 MATCHING CONTRIBUTIONS. The Employer reserves the right to credit to the Account of each Participant who makes Deferrals a Matching Contribution in such amount and in such manner as may be determined by the Employer.

     3.3 EMPLOYER CONTRIBUTIONS. The Employer reserves the right to make discretionary contributions to Participants' Accounts in such amount and in such manner as may be determined by the Employer.

     3.4 TIME OF CONTRIBUTIONS.

         (a) Deferrals and Matching Contributions shall be transferred to the Trust as soon as administratively feasible following each payroll period. The Employer shall also transmit at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

         (b) Employer Contributions shall be transferred to the Trust at such time as the Employer shall determine. The Employer shall also transmit at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

     3.5 FORM OF CONTRIBUTIONS. All Deferrals, Matching Contributions and Employer Contributions to the Trust shall be made in the form of cash or cash equivalents of US currency.

                          ARTICLE IV - VESTING

     4.1 VESTING OF DEFERRALS. A Participant shall have a vested right to the portion of his or her Account attributable to Deferrals and any earnings on the investment of such Deferrals.

     4.2 VESTING OF MATCHING CONTRIBUTIONS. Except as otherwise provided herein, a Participant shall have a vested right to the portion of his or her Account attributable to Matching Contributions in accordance with the following schedule:


                  Completed
               Years of Service            Vested Percentage
               ----------------            -----------------
              0 but fewer than 2                   0%
              2 but fewer than 3                  20%
              3 but fewer than 4                  40%
              4 but fewer than 5                  60%
              5 but fewer than 6                  80%
              6 years or more                    100%


     4.3 VESTING OF EMPLOYER CONTRIBUTIONS. Except as otherwise provided herein, a Participant shall have a vested right to the portion of his or her Account attributable to Employer Contributions in accordance with the following schedule:


                  Completed
               Years of Service       Vested Percentage
              ------------------      -----------------
              0 but fewer than 2               0%
              2 but fewer than 3              20%
              3 but fewer than 4              40%
              4 but fewer than 5              60%
              5 but fewer than 6              80%
              6 years or more                100%


     4.4 VESTING IN EVENT OF RETIREMENT, DISABILITY, OR DEATH.

         (a) Provided the Participant has a minimum of five (5) Years of Service with the Employer, a Participant who retires from the employ of the Employer after attaining age 59 1/2 shall be fully vested in the amounts credited to his or her account.

         (b) A Participant who has a termination of employment due to Disability shall be fully vested in the amounts credited to his or her Account.

         (c) A Participant who has a termination of employment due to death shall be fully vested in the amounts credited to his or her Account.

     4.5 AMOUNTS NOT VESTED. Any amounts credited to a Participant's Account that are not vested at the time of his or her termination of employment with the Employer shall be forfeited.

                               ARTICLE V - ACCOUNTS

     5.1 ACCOUNTS. The Administrator shall establish and maintain a bookkeeping account in the name of each Participant. The Administrator shall also establish subaccounts, as provided in subsection (a), (b), and/or (c), below, as elected by the Participant pursuant to ARTICLE III.

         (a) A Retirement Account shall be established for each Participant. His or her Retirement Account shall be credited with Deferrals (as specified in the Participant's Deferral Election), any Matching Contributions allocable thereto, any Employer Contributions, and the Participant's allocable share of any earnings or losses on the foregoing. Each Participant's Account shall be reduced by any distributions made plus any federal and state tax withholding and any social security withholding tax as may be required by law.

         (b) A Participant may elect to establish one or more Education Accounts in the name of a "Student" at the time of his or her Deferral. For purposes of this ARTICLE, Student shall mean a child, grandchild, niece or nephew of the Participant that has not yet attained the age of fourteen (14) at the time the account is initially established. A Participant may have a maximum of five (5) subaccount at any time. Each Participant's Education Account shall be credited with Deferrals (as specified in the Participant's Deferral Election), any Matching Contributions allocable thereto, any Employer Contributions and the Participant's allocable share of any earnings or losses on the foregoing. Each Participant's Account shall be reduced by any distributions made plus any federal and state tax withholding and any social security withholding tax as may be required by law.

         (c) A Participant may elect to establish one or more Fixed Period Accounts by designating a year of payout at the time the account is initially established. The minimum initial deferral period for each subaccount shall be five (5) years. A Participant may have a maximum of five (5) subaccounts at any time. Each Participant's Fixed Period Account shall be credited with Deferrals (as specified in the Participant's Deferral Election), any Matching Contributions allocable thereto, any Employer Contributions and the Participant's allocable share of any earnings or losses on the foregoing. Each Participant's Account shall be reduced by any distributions made plus any federal and state tax withholding and any social security withholding tax as may be required by law.

     5.2 INVESTMENTS, GAINS AND LOSSES.

         (a) Trust assets shall be invested in the discretion of the Trustee. The Trustee may consider any investment suggestions received by the Employer or by a Participant with respect to his or her own Account.

         (b) The Administrator shall adjust the amounts credited to each Participant's Account to reflect Deferrals, Matching Contributions, Employer Contributions, investment experience, distributions and any other appropriate adjustments. Such adjustments shall be made as frequently as is administratively feasible.

         (c) A Participant may direct that his or her Retirement Account, Education Account and or Fixed Period Account established pursuant to section
5.1 may be valued as if they were invested in one or more Investment Funds up to a maximum of ten (10) funds in multiples of one percent (1%) of the balance in an Account. A Participant may change his or her selection of Investment Funds no more than six (6) times each Plan Year. An election shall be effective as soon as administratively feasible following the date of the change as indicated in writing by the Participant.

     5.3 FORFEITURES. Any forfeitures from a Participant's Account shall continue to be held in the Trust, shall be separately invested and shall be used to reduce succeeding Matching Contributions, Employer Contributions and/or Employee Contributions until such forfeitures have been entirely so applied. If no further Matching Contributions, Employer Contributions or Employee Contributions will be made, then such forfeitures shall be returned to the Employer.

                       ARTICLE VI - DISTRIBUTIONS

     6.1 DISTRIBUTION ELECTION. Each Participant shall designate on his or her initial Deferral Election the form and timing of his or her distribution by indicating the type of account as described under section 5.1, and by designating the manner in which payments shall be made from the choices available under section 6.2 hereof. Such designation shall be irrevocable and shall apply to all amounts distributed from such Participant's Account.

     6.2 PAYMENT OPTIONS.

         (a) Retirement Account payout shall be payable in one of the following forms: (i) in a lump-sum payment; or (ii) in annual installments over a period of up to ten (10) years (as elected by Participant on his or her Deferral Election). Retirement Account payments shall commence as soon as administratively feasible immediately after the Participant's Retirement.

         (b) Education Account payout shall be paid in four annual installments on January 1 (or as soon as administratively feasible) of the calendar year in which the Student reaches age eighteen (18) and the three anniversaries thereof in the following amounts:


              Year 1    25% of the vested account balance
              Year 2    33% of the vested account balance
              Year 3    50% of the vested account balance
              Year 4    100% of the vested account balance

         (c) Fixed Period Account payouts shall be paid in one lump sum payment on January 1 (or as soon as administratively feasible) of the calendar year selected by the participant on his or her Deferral Election.

         (d) If a Participant has either an Education Account(s) or Fixed Period Account(s) at the time of his or her Retirement, said Accounts shall be transferred to his or her Retirement Account and paid out according to subsection (a) above.

     6.3 COMMENCEMENT OF PAYMENT UPON DEATH, DISABILITY OR TERMINATION.

         (a) Upon the death of a Participant, all amounts credited to his or her Account(s) shall be paid, as soon as administratively feasible, to his or her beneficiary or beneficiaries, as determined under ARTICLE VII hereof, in a lump sum.

         (b) Upon the Disability of a Participant, all amounts credited to his or her Account(s) shall be paid to the Participant, (i) in a lump-sum payment; or (ii) in annual installments over a period of up to ten (10) years (as elected by Participant on his or her initial Deferral Election form) as soon as administratively feasible after the Participant is determined to have experienced a disability.

         (c) Upon a Participant's termination of employment with the Company and all of its affiliates, all amounts credited to his or her Account(s) shall be paid to the Participant in a lump-sum payment, as soon as administratively feasible after his or her termination of employment.

     6.4 MINIMUM DISTRIBUTION. Notwithstanding any provision to the contrary, if the balance of a Participant's Account at the time of a termination due to Retirement or Disability is less than $10,000, then the Participant shall be paid his or her benefits as a single lump sum as soon as administratively feasible following said termination.

     6.5 FINANCIAL HARDSHIP. The Administrator may permit an early distribution of part or all of any deferred amounts; provided, however, that such distribution shall be made only if the Administrator, in its sole discretion, determines that the Participant has experienced an unforeseen emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if early distribution were not permitted. Any distribution pursuant to this subsection is limited to the amount necessary to meet the hardship.

                             ARTICLE VII - BENEFICIARIES

     7.1 BENEFICIARIES. Each Participant may from time to time designate one or more persons (who may be any one or more members of such person's family or other persons, administrators, trusts, foundations or other entities) as his or her beneficiary under the Plan. Such designation shall be made on a form prescribed by the Administrator. Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation on a form prescribed by the Administrator. If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment) or if no beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Participant's surviving spouse, if any, and, if none, to his or her surviving issue per stirpes, if any, and, if none, to his or her estate and such person shall be deemed to be a beneficiary hereunder. (For purposes of this ARTICLE, a per stirpes distribution to surviving issue means a distribution to such issue as representatives of the branches of the descendants of such Participant; equal shares are allotted for each living child and for the descendants as a group of each deceased child of the deceased Participant). If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable form. If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

     7.2  LOST BENEFICIARY.

     (a) All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.

     (b) If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid accordingly or, if a beneficiary cannot be so located, then such amounts may be forfeited. Any such presumption of death shall be final, conclusive and binding on all parties.

                                ARTICLE VII - FUNDING

     8.1 PROHIBITION AGAINST FUNDING. Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Participants, their beneficiaries or any other person. Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Employer, subject to the claims of its general creditors. It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Each Participant and beneficiary shall be required to look to the provisions of this Plan and to the Employer itself for enforcement of any and all benefits due under this Plan, and to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer. The Employer or the Trust shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under this Plan.

     8.2 DEPOSITS IN TRUST. Notwithstanding paragraph 8.1, or any other provision of this Plan to the contrary, the Employer may deposit into the Trust any amounts it deems appropriate to pay the benefits under this Plan. The amounts so deposited may include all contributions made pursuant to a Deferral Election by a Participant any Employer Contributions and any Matching Contributions.

     8.3 WITHHOLDING OF EMPLOYEE CONTRIBUTIONS. The Administrator is authorized to make any and all necessary arrangements with the Employer in order to withhold the Participant's Deferrals under section 3.1 hereof from his or her Compensation. The Administrator shall determine the amount and timing of such withholding.

                          ARTICLE IX - CLAIMS ADMINISTRATION

     9.1 GENERAL. In the event that a Participant or his or her beneficiary does not receive any Plan benefit that is claimed, such Participant or beneficiary shall be entitled to consideration and review as provided in this ARTICLE. Such consideration and review shall be conducted in a manner designed to comply with section 503 of the Employee Retirement Income Security Act of 1974, as amended.

     9.2 CLAIM REVIEW. Upon receipt of any written claim for benefits, the Administrator shall be notified and shall give due consideration to the claim presented. If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant with a written notice setting forth (in a manner calculated to be understood by the claimant):

          (a)  the specific reason or reasons for denial of the claim;

          (b) a specific reference to the Plan provisions on which the denial is based;

          (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (d)  an explanation of the provisions of this ARTICLE.

     9.3 RIGHT OF APPEAL. A claimant who has a claim denied under section 9.2 may appeal to the Administrator for reconsideration of that claim. A request for reconsideration under this section must be filed by written notice within sixty
(60) days after receipt by the claimant of the notice of denial under section
9.2.

     9.4 REVIEW OF APPEAL. Upon receipt of an appeal the Administrator shall promptly take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the Administrator feels such a hearing is necessary. In preparing for this appeal the claimant shall be given the right to review pertinent documents and the right to submit in writing a statement of issues and comments. After consideration of the merits of the appeal the Administrator shall issue a written decision which shall be binding on all parties. The decision shall be written in a manner calculated to be understood by the claimant and shall specifically state its reasons and pertinent Plan provisions on which it relies. The Administrator's decision shall be issued within sixty (60) days after the appeal is filed, except that if a hearing is held the decision may be issued within one hundred twenty (120) days after the appeal is filed.

     9.5 DESIGNATION. The Administrator may designate one or more of its members or any other person of its choosing to make any determination otherwise required under this ARTICLE.

                            ARTICLE X - GENERAL PROVISIONS

     10.1     ADMINISTRATOR.

     (a) The Administrator has the discretionary power and authority to limit the amount of compensation that may be deferred; to deposit amounts into trust in accordance with section 8.2 hereof; to interpret and apply the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Employer it deems necessary to determine whether the Employer would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator.

     (b) The Administrator shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

     (c) The Administrator shall be indemnified and saved harmless by the Employer from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Administrator in good faith in the administration of the Plan and Trust, including all expenses reasonably incurred in its defense in the event the Employer fails to provide such defense upon the request of the Administrator. The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the beneficiaries.

     10.2 NO ASSIGNMENT. Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's beneficiary, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law. If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

     10.3 NO EMPLOYMENT RIGHTS. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employer, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

     10.4 INCOMPETENCE. If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator or the Employer to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employer, the Administrator and the Trustee.

     10.5 IDENTITY. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Employer, Administrator, and Trust incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

     10.6 OTHER BENEFITS. The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

     10.7 NO LIABILITY. No liability shall attach to or be incurred by any manager of the Employer, Trustee or any Administrator under or by reason of the terms, conditions and provisions contained in this Plan, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to the establishment of this Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person. Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under this Plan.

     10.8 EXPENSES. All expenses incurred in the administration of the Plan, whether incurred by the Employer or the Plan, shall be paid by the Employer.

     10.9 INSOLVENCY. Should the Employer be considered insolvent (as defined by the Trust), the Employer, through its Board and chief executive officer, shall give immediate written notice of such to the Administrator of the Plan and the Trustee. Upon receipt of such notice, the Administrator or Trustee shall cease to make any payments to Participants who were Employees of the Employer or their beneficiaries and shall hold any and all assets attributable to the Employer for the benefit of the general creditors of the Employer.

     10.10     AMENDMENT AND TERMINATION.

          (a) Except as otherwise provided in this section, the Employer shall have the sole authority to modify, amend or terminate this Plan; provided, however, that any modification or termination of this Plan shall not reduce, without the consent of a Participant, a Participant's right to any amounts already credited to his or her Account, or lengthen the time period for a payout from an established Account, on the day before the effective date of such modification or termination. Following such termination, payment of such credited amounts may be made in a single sum payment if the Employer so designates. Any such decision to pay in a single sum shall apply to all Participants.

          (b) A Participant shall have a vested right to his or her Account in the event of the termination of the Plan pursuant to section (a), above.

          (c) Any funds remaining in the Trust after termination of the Plan and satisfaction of all liabilities to Participants and others shall be returned to the Employer.

     10.11 EMPLOYER DETERMINATIONS. Any determinations, actions or decisions of the Employer (including but not limited to, Plan amendments and Plan termination) shall be made by the Board in accordance with its established procedures or by such other individuals, groups or organizations that have been properly delegated by the Board to make such determination or decision.

     10.12 CONSTRUCTION. All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

     10.13 GOVERNING LAW. This Plan shall be governed by, construed and administered in accordance with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and any other applicable federal law, provided, however, that to the extent not preempted by federal law this Plan shall be governed by, construed and administered under the laws of the State of Minnesota, other than its laws respecting choice of law.

     10.14 SEVERABILITY. If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein. If the inclusion of any Employee (or Employees) as a Participant under this Plan would cause the Plan to fail to comply with the requirements of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, then the Plan shall be severed with respect to such Employee or Employees, who shall be considered to be participating in a separate arrangement.

     10.15 HEADINGS. The ARTICLE headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

     10.16 TERMS. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

     IN WITNESS WHEREOF, Select Comfort Corporation has caused this instrument to be executed by its duly authorized officer, effective as of this 15th day of October, 1998.


                                  Select Comfort Corporation

                                  By: Thomas F. Masloski Jr.
                                     -------------------------------------------
                                  Title: Director of Compensation and Benefits
                                         ---------------------------------------



ATTEST:
By:_________________________

Title:______________________


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                                  SCHEDULE A